UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
February 2, 2016
Autodesk, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-14338	94-2819853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
111 McInnis Parkway
San Rafael, California 94903
(Address of principal executive offices, including zip code)
(415) 507-5000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition

On February 3, 2016, Autodesk, Inc. (the “Company”) issued a press release announcing a restructuring plan and reaffirming its non-GAAP business outlook for the fourth quarter of fiscal 2016. The Company said that it believes it will be at the high end or exceed its guidance ranges for billings, revenue, non-GAAP EPS, and net subscription additions for the fourth quarter of fiscal 2016. For convenience, set forth below is the fourth quarter fiscal 2016 guidance that was previously announced in the press release included with the Current Report on Form 8-K filed by the Company on November 19, 2015 along with a reconciliation of the non-GAAP financial measures that were specified therein.

Fourth Quarter Fiscal 2016

Q416 Guidance Metrics	Q4 FY16 (ending January 31, 2016)
Revenue (in millions)	$620 - $640
EPS GAAP	($0.31) - ($0.27)
EPS Non-GAAP (1)	$0.08 - $0.12
_______________
(1) Non-GAAP earnings per diluted share exclude $0.25 related to stock-based compensation expense and $0.10 for the amortization of acquisition related intangibles, net of tax, and $0.04 related to non-cash GAAP tax charges.

The fourth quarter of fiscal 2016 outlook assumes a projected annual effective tax rate of (170) percent and 27 percent for GAAP and non-GAAP results, respectively.

Non-GAAP Financial Measures

To supplement Autodesk’s consolidated financial statements presented on a GAAP basis, the press release furnished herewith as Exhibit 99.1 and the statements above, provide investors with certain non-GAAP measures, including but not limited to historical non-GAAP net earnings per diluted share. For our internal budgeting and resource allocation process and as a means to evaluate period-to-period comparisons, Autodesk uses non-GAAP measures to supplement our consolidated financial statements presented on a GAAP basis. These non-GAAP measures do not include certain items that may have a material impact upon our reported financial results. Autodesk uses non-GAAP measures in making operating decisions because Autodesk believes those measures provide meaningful supplemental information regarding our earning potential and performance for management by excluding certain expenses and charges that may not be indicative of our core business operating results. For the reasons set forth below, Autodesk believes these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business. This allows investors and others to better understand and evaluate our operating results and future prospects in the same manner as management, compare financial results across accounting periods and to those of peer companies and to better understand the long-term performance of our core business. Autodesk also uses some of these measures for purposes of determining company-wide incentive compensation.

As described above, Autodesk may exclude the following items from its non-GAAP measures:

A. Stock-based compensation expenses. Autodesk excludes stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses and management finds it useful to exclude certain non-cash charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC Topic 718, Autodesk believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.

B. Amortization of developed technologies and purchased intangibles.  Autodesk incurs amortization of acquisition-related developed technology and purchased intangibles in connection with acquisitions of certain businesses and technologies. Amortization of developed technologies and purchased intangibles is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Management finds it useful to exclude these variable charges from our cost of revenues to assist in budgeting, planning and forecasting future periods. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of developed technologies and purchased intangible assets will recur in future periods.

C. Goodwill impairment. This is a non-cash charge to write-down goodwill to fair value when there was an indication that the asset was impaired. As explained above, management finds it useful to exclude certain non-cash charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods.

D. Restructuring charges (benefits), net. These expenses are associated with realigning our business strategies based on current economic conditions. In connection with these restructuring actions, Autodesk recognizes costs related to termination benefits for former employees whose positions were eliminated, and the closure of facilities and cancellation of certain contracts. Autodesk excludes these charges because these expenses are not reflective of ongoing business and operating results. Autodesk believes it is useful for investors to understand the effects of these items on our total operating expenses.

E. Loss (gain) on strategic investments. Autodesk excludes gains and losses related to our strategic investments from our non-GAAP measures primarily because management finds it useful to exclude these variable gains and losses on these investments in assessing our financial results. Included in these amounts are non-cash unrealized gains and losses on the derivative components and realized gains and losses on the sale or losses on the impairment of these investments. Autodesk believes excluding these items is useful to investors because these excluded items do not correlate to the underlying performance of our business and these losses or gains were incurred in connection with strategic investments which do not occur regularly.

F. Establishment of a valuation allowance on certain net deferred tax assets.  This is a non-cash charge to record a valuation allowance on certain deferred tax assets. As explained above, management finds it useful to exclude certain non-cash charges to assess the appropriate level of various cash expenses to assist in budgeting, planning and forecasting future periods.

G. Discrete tax items. Autodesk excludes the GAAP tax provision, including discrete items, from the non-GAAP measure of income, and includes a non-GAAP tax provision based upon the projected annual non-GAAP effective tax rate. Discrete tax items include income tax expenses or benefits that do not relate to ordinary income from continuing operations in the current fiscal year, unusual or infrequently occurring items, or the tax impact of certain stock-based compensation. Examples of discrete tax items include, but are not limited to, certain changes in judgment and changes in estimates of tax matters related to prior fiscal years, certain costs related to business combinations, certain changes in the realizability of deferred tax assets or changes in tax law. Management believes this approach assists investors in understanding the tax provision and the effective tax rate related to ongoing operations. Autodesk believes the exclusion of these discrete tax items provides investors with useful supplemental information about the Company's operational performance.

H. Income tax effects on the difference between GAAP and non-GAAP costs and expenses. The income tax effects that are excluded from the non-GAAP measures relate to the tax impact on the difference between GAAP and non-GAAP costs and expenses, primarily due to stock-based compensation, purchased intangibles and restructuring for GAAP and non-GAAP measures.

There are limitations in using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which charges are excluded from the non-GAAP financial measures. Autodesk compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in our public disclosures. The presentation of non-GAAP financial information is meant to be considered in addition to, not as a substitute for or in isolation from, the directly comparable financial measures prepared in accordance with GAAP. Autodesk urges investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate our business.

The information in this Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 2.02 of this Current Report on Form 8-K shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current report, regardless of any general incorporation language in such filing.

Item 2.05    Costs Associated with Exit or Disposal Activities.

Following a review of its business, on February 2, 2016, the Board of Directors (the “Board”) of Autodesk, Inc. (the “Company”) approved a world-wide restructuring plan that includes a reduction in force that will result in the termination of approximately 10% of the Company’s workforce, or approximately 925 employees, and the consolidation of certain leased facilities. The Company expects to substantially complete the reduction in force and the facilities consolidation by the end of its fourth quarter of fiscal 2017 (ending January 31, 2017). The Company anticipates incurring pre-tax restructuring charges of $85 million to $95 million, substantially all of which would result in cash expenditures, $77 million to $85 million of which would be for one-time employee termination benefits, and $8 million to $10 million of which would be for facilities-related and other costs. The Company expects to expense these pre-tax charges in the following periods:

Fiscal Quarter	Approximate pre-tax restructuring charge (in millions)
Q1 FY17 (ending April 30, 2016)	$60 - $67
Q2 FY17 (ending July 31, 2016)	$14 - $15
Q3 FY17 (ending October 31, 2016)	$9 - $10
Q4 FY17 (ending January 31, 2017)	$2 - $3

The Company is taking these actions to accelerate its move to the cloud and its transition to a subscription-based business model. The restructuring is expected to reduce expenses, streamline the organization, and reallocate resources to align more closely with the company’s needs going forward. Although the Company is reducing its overall staffing levels in the near term, the Company plans to invest in key development areas and strategic opportunities.

The Company issued a press release disclosing the restructuring plan. The press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1	Press release dated as of February 3, 2016.

Safe Harbor Statement

This Form 8-K contains forward-looking statements that involve risks and uncertainties, including statements regarding current expectations for the Company’s fourth fiscal quarter financial results, future operations and performance, including restructuring charges, related cash expenditures and the timing to recognize these charges, cost savings, future hiring, the impacts and results of our business model transition, expectations regarding the transition of product offerings to subscription, and other statements regarding our strategies, market and products positions, performance, and results. While fourth quarter guidance estimates are based on a completed financial period, the Company has not completed its financial close process and, as a result, amounts are subject to accounting adjustments and may vary. There are a significant number of other factors that could cause actual results to differ materially from statements made in this current report, including: estimates and assumptions underlying the Company’s restructuring plan, estimated charges may not be realized; failure to maintain cost reductions or otherwise control our expenses; failure to successfully manage transitions to new business models and markets, including the introduction of additional ratable revenue streams and our continuing efforts to attract customers to our cloud-based offerings; the impact of non-cash charges on our financial results; fluctuation in foreign currency exchange rates; the success of our foreign currency hedging program; unexpected fluctuations in our tax rate; and any unanticipated accounting charges.

Further information on potential factors that could affect the financial results of Autodesk are included in Autodesk's Annual Report on Form 10-K for the year ended January 31, 2015 and Form 10-Q for the quarter ended October 31, 2015, which are on file with the U.S. Securities and Exchange Commission. Autodesk disclaims any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTODESK, INC.

		By:	/s/ R. Scott Herren
R. Scott Herren
Senior Vice President and Chief Financial Officer (Principal Financial Officer)
Dated:	February 3, 2016